Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-130283) pertaining to the Canadian Imperial Bank of Commerce of our report dated June 25, 2008, with respect to the financial statements and schedule of the CIBC World Markets Incentive Savings Plan for United States Employees included in this Annual Report (Form 11-K) for the year ended December 31, 2007.

New York, New York

June 25, 2008

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